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                                                                   EXHIBIT 10.43

            CALIFORNIA PIZZA KITCHEN, INC., A CALIFORNIA CORPORATION


                      STANDARD FORM GROUND LEASE AGREEMENT


         THIS LEASE is made as of this 7th day of April, 1993, by and between ERWIN and ERWIN, an Ohio limited partnership, hereinafter referred to as "Landlord," and CALIFORNIA PIZZA KITCHEN, INC., a California corporation, hereinafter referred to as "Tenant."

         WHEREAS, on or about September 29, 1981, Arvida Corporation, a Delaware corporation, entered into a Lease Agreement with Grace Restaurant Company, a California corporation ("Prior Lease") for that certain property described on Exhibit "A" attached hereto and incorporated herein by reference (" the Premises"); and

         WHEREAS, on or about November 1, 1988, Arvida Corporation assigned its interest as landlord under the Prior Lease to Landlord; and

         WHEREAS, on or about October 4, 1983, Grace Restaurant Company assigned its interest as tenant under the Prior Lease El Torito-La Fiesta Restaurants, Inc. El Torito Restaurants, Inc., a Delaware corporation ("El Torito") is the successor in interest to El Torito-La Fiesta Restaurants, Inc., by way of merger; and

         WHEREAS, El Torito has, or is about to enter into an agreement with Tenant for the purchase of El Torito's leasehold interest, furniture, equipment and a liquor license ("Purchase Agreement"). The Purchase Agreement is conditioned upon Landlord and Tenant entering into this Lease.

         WHEREAS, Tenant will obtain possession of the Premises on the Closing Date ("Closing Date") as that term is defined in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises, rent, and the covenants and agreements herein contained, Landlord and Tenant herein covenant and agree as follows:

         1. Description of Demised Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain Premises located in the City of Boca Raton, County of Palm Beach, State of Florida, legally described on Exhibit "A" attached hereto and incorporated herein by reference, together with the building and improvements constructed thereon and together with all appurtenances, easements, and rights-of-way pertaining thereto (collectively the "Premises") and generally shown in Exhibit "A" provided by Landlord and attached hereto and made a part hereof.

         2. Effective Date. The effective date ("Effective Date") of this Lease shall be the date upon which all parties hereto have executed the document and initialed all changes.

         3. Term. The original term of this Lease (hereinafter sometimes referred to as the "Term") shall commence on the Effective Date and shall expire on the date which is twenty (20) years from the Closing Date (the "Expiration Date"). Landlord agrees that so long as this Lease is not terminated prior to the Closing Date, Landlord will release and discharge El Torito from any obligations under the Prior Lease and the Prior Lease will become null and void and of no force or effect as of the Closing Date. Landlord agrees to execute any documentation necessary to effectuate such release. Similarly, Tenant agrees to obtain from El Torito, an agreement releasing Landlord and discharging Landlord from any obligations under the Prior Lease. In order to avoid any subsequent controversy as to the exact Expiration Date, Landlord and Tenant agree, within thirty (30) days after the Closing as defined in the Purchase Agreement, to execute a Memorandum of Commencement Date setting forth the


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Commencement and Expiration Dates of the Term, the form of which is attached hereto as Exhibit B. In the event the Purchase Agreement is not consummated, this Lease shall be terminated at Tenant's option, and shall become null and void and both parties will be relieved of their obligations hereunder. The twelve month period beginning on the first day of the first full calendar month following the date that Tenant opens its restaurant for business to the public shall be defined as the First Lease Year. Each twelve month period thereafter will be defined as a "Lease Year."

         4. Extensions. Provided that Tenant is not in default of its obligations under this Lease (or if in default, has commenced the curing of that default and thereafter diligently prosecutes such cure to completion), Tenant shall have the option, upon six (6) months prior written notice, to extend the Term of this Lease (hereinafter sometimes referred to as the "Extensions") upon the same terms and conditions as herein contained for two (2) additional periods of five (5) years each, commencing at midnight on the date on which the original Term or any extended Term of this Lease expires.

         5. Minimum Annual Rental. The Premises is hereby leased for the Term of this Lease at the rental rate set forth below:

            a. For the period from the Closing Date through the date which Tenant opens its restaurant for business to the public on the Premises for One Hundred Fifty Six Thousand Dollars ($156,000.00) per year;

            b. For the period from the date which Tenant opens its restaurant for business to the public on the Premises until the beginning of the sixth
(6th) Lease Year for One Hundred Eighty Thousand Dollars ($180,000.00) per year;

            c. Commencing with the sixth Lease Year the Minimum Annual Rental shall be adjusted annually on the basis of seventy-five percent (75%) of any increase in the cost of living as reported in the Consumer Price Index, All Items and major Group Figures for All Urban Consumer (1967 = 100) (the "Index"), published by the Bureau of Labor Statistics (the "Bureau") of the United States Department of Labor Index (Index equals 100) between the level in effect on January 1, 1998 (the "Base Level") and the level in effect an the first day of the sixth Lease Year and each Lease Year thereafter (the "Adjustment Level"). The Minimum Annual Rental shall be One Hundred Eighty Thousand Dollars ($180,000.00) plus seventy five percent (75%) of the difference of the product of One Hundred Eighty Thousand Dollars multiplied by a fraction, the numerator of which is the Adjustment Level and denominator of which is the Base Level less One Hundred Eighty Thousand Dollars ($180,000.00). Stated as a mathematical formula, the Minimum Annual Rental after the fifth Lease Year shall be computed as follows:

$180,000.00 + .75 (Adjustment Level x $180,000.00) - $180,000.00
                   ------------------------------
                             Base Level

            d. Commencing with the twenty-first Lease Year (assuming Tenant exercises the first Extension) the Minimum Annual Rental shall be adjusted annually on the basis of ninety percent (90%) of any increase in the cost of living as reported in the Consumer Price Index, All Items and major Group Figures for All Urban Consumer (1967 = 100), (the "Index"), published by the Bureau of Labor Statistics (the "Bureau") of the United States Department of Labor Index (Index equals 100) between the level in effect on the anniversary of the date that Tenant opens its restaurant for business to the public on the Premises (the "Base Level") and the level in effect on the first day of the twenty-first Lease Year and each Lease Year thereafter during the first extension period (the "Adjustment Level"). The Minimum Annual Rental shall be One Hundred Eighty Thousand Dollars ($180,000.00) plus ninety percent (90%) of the difference of the product of One Hundred Eighty Thousand Dollars multiplied by a fraction, the numerator of which is the Adjustment Level and denominator of which is the Base Level less One Hundred Eighty Thousand Dollars ($180,000.00). Stated as a mathematical formula, the Minimum Annual Rental after the twentieth Lease Year shall be computed as follows:


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$180,000.00 + .90 (Adjustment Level x $180,000.00) - $180,000.00
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                             Base Level

            e. Commencing with the twenty-sixth Lease Year (assuming Tenant exercises the second Extension) the Minimum Annual Rental shall be adjusted annually on the basis of ninety percent (90%) of any increase in the cost of living as reported in the Consumer Price Index, All Items and major Group Figures for All Urban Consumer (1967 = 100), (the "Index"), published by the Bureau of Labor Statistics (the "Bureau") of the United States Department of Labor Index (Index equals 100) between the level in effect on anniversary of the date that Tenant opens its restaurant for business to the public on the Premises (the "Base Level") and the level in effect on the first day of the twenty-sixth Lease Year and each Lease Year thereafter during the second extension period (the "Adjustment Level"). The Minimum Annual Rental shall be One Hundred Eighty Thousand Dollars ($180,000.00) plus ninety percent (90%) of the difference of the product of One Hundred Eighty Thousand Dollars multiplied by a fraction, the numerator of which is the Adjustment Level and denominator of which is the Base Level less One Hundred Eighty Thousand Dollars ($180,000.00). Stated as a mathematical formula, the Minimum Annual Rental after the twenty-fifth Lease Year shall be computed as follows:

$180,000.00 + .90 (Adjustment Level x $180,000.00) - $180,000.00
                   ------------------------------
                             Base Level

         Minimum Annual Rental will be payable in equal monthly installments including sales tax in advance on the first day of each calendar month of the Lease Term. Minimum Annual Rental for any partial month will be pro-rated based on the number of days in such partial month.

            f. Percentage Rental. If the amount equal to five percent (5%) of Tenant's Gross Sales (as defined below), during any Lease Year exceeds the Minimum Annual Rental for such Lease Year, Tenant will pay Landlord the amount of such excess, plus applicable sales tax subject to Tenant's recapture rights as set out in Paragraph 5f(5) below. Stated as a formula:

         (5% x Gross Sales) - Minimum Annual Rental = Percentage Rental

         Estimated Percentage Rental shall be paid semi-annually and adjusted annually.

            (1) Fractional Lease Year. If the Tenant opens for business other than on the first day of a calendar month, then the Minimum Annual Rental and Percentage Rental for the ensuing partial month shall be included in the Minimum Annual Rental and Percentage Rental for the First Lease Year.

            (2) Definition of Gross Sales. For the purpose of determining the Percentage Rental to be paid hereunder, Gross Sales shall mean the total amount received from the sale of all goods, beverages, services and other merchandise in and from the Premises, whether sold for consumption of or off said Premises, but expressly excluding the following:

                (i) Receipts from the operation of any public telephone installed in the Premises;

                (ii) The value of meals furnished Tenant's employees as an incident to their employment;

                (iii) Receipts from the sale of tobacco products or from vending machines located on the Premises;

                (iv) Sums representing so called sales taxes collected directly from customers, based upon present or future laws of the State or local government, collected by Tenant or any subtenant in the operation of its business on the Premises and any other tax, excise or duty which is levied or assessed against Tenant or any subtenant for any Federal,


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State, Municipal or Local governmental authority, based on sales of specific merchandise sold, or the privilege or license to sell or distribute specific merchandise form the Premises, whether or not the amount thereof is passed on to, or collected by Tenant or any subtenant, form any purchaser thereof. Provided however, the cost of obtaining and maintaining liquor, occupational or business licenses shall not be included in such calculation.

                (v) The transfer of merchandise by Tenant, a subsidiary of Tenant, or a subtenant, form the Premises to another place of business owned or operated by Tenant, a subtenant or subsidiary of Tenant, shall not constitute a sale;

                (vi) Service charges paid directly by patrons of Tenant to employees of Tenant or turned over to such employees directly by Tenant in lieu of tips or gratuities;

                (vii) Proceeds from the sale of gift certificates or like vouchers, provided however, that when redeemed at the Premises, the retail price thereof shall be included in Gross Sales;

                (viii) non-edible promotional items sold or distributed at or below Tenant's cost;

                (ix) tip to the extent reported for Internal Revenue purposes;

                (x) promotional or charitable meals provided without charge to the customer/promotee;

                (xi) non-payment of meals by customers ("walk-outs");

                (xii) credit card charges;

                (xiii) delivery charges.

                  (3) Tenant's Records. Tenant agrees to keep true and accurate records of account showing all Receipts from Gross Sales on the Premises and on a semi-annual basis to provide Landlord with such records along with the payment of any Percentage Rental due for such period of time covered by the records. No inadvertent mistake by Tenant in the preparation of such statements shall be deemed to be a breach of any covenant of this Lease. Tenant shall use its commercially reasonable best efforts to ensure that any such statements are accurate. Upon receipt of such statements, Landlord may inspect personally, or buy its authorized agent or representative, those books of account of Tenant relating to records of sales made upon the Premises only (but not those of general account or other records of Tenant covering sales from locations other than the Premises) at any reasonable time during the usual business hours of Tenant at Tenant's corporate headquarters for the purpose of determining the amounts of rental due and payable hereunder. Tenant shall be required to preserve its records on which any statement is based for a period of at least two (2) years after such statement is rendered and no more. If Landlord fails to object in writing to any statement within six months after the statement was rendered, such statement shall be conclusively presumed to be correct. Landlord agrees to keep all information relating to Tenant's gross sales confidential, except that Landlord may disclose, to the extent and in the manner that is reasonable and customary in the shopping center industry, such information to prospective purchasers of the Premises.

            (4) Audit. Any audit made by Landlord pursuant to this section shall be a Landlord's sole expense, except that if Landlord makes any such audit for any calendar year and if the gross sales shown by Tenant's statements for such year ate found to be understated by more that 3%, Tenant shall pay to Landlord the reasonable expenses of such audit.

            (5) Recapture. Notwithstanding the foregoing, Tenant will have the right to recapture up to One Million Dollars ($1,000,000.00) from any Percentage Rent due to Landlord during the first five years following the date that Tenant opens for business. Tenant


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will forego payment of any Percentage Rent during this five year period until such recapture is completed. At the end of the five year period or upon completion of the recapture of $1,000,000.00, Tenant will pay all Percentage Rent due in accordance with the calculations set forth above whether or not Tenant has recaptured the full One Million Dollars ($1,000,000.00).

         6. Construction Permits and Plan Approvals. After the Effective Date hereof, Tenant shall apply to the appropriate governmental authorities for such licenses, permits, and any other administrative approvals (herein collectively called "Permits") as may be necessary to remodel the existing building on the Premises and operate a CALIFORNIA PIZZA KITCHEN restaurant together with signage satisfactory to Tenant. Permits include, but are not limited to: (i) a license to sell alcoholic beverages, (ii) a permit for use of a wood burning oven on the Premises and, (iii) a building permit.

         Landlord agrees to reasonably cooperate with Tenant for the purpose of obtaining Permits.

         In the event that Tenant, after diligent effort through such administrative processes as are reasonably and normally required, is unable to obtain said Permits in a form satisfactory to Tenant on or before the Closing Date, Tenant shall have the right to terminate this Lease and declare same null and void and of no further force and effect and without further liability to either party thereafter arising therefrom.

         Prior to submitting plans to the governmental authorities, and within forth five (45) days of the Effective Date, Tenant will submit preliminary plans to Landlord for Landlord's review and approval. Tenant will submit working drawings to the Landlord within sixty (60) days of Landlord's approval of the preliminary plans. Landlord will communicate either its approval of the Tenant's plans and drawings or any reasonable objections to Tenant's plans or drawings in writing to Tenant within ten (10) days of receipt thereof If Landlord fails to communicate approval or disapproval within the ten (10) day period, Tenant's plans or drawings will be deemed approved. Landlord will not unreasonably withhold its approval of Tenant's plans or drawings. Tenant acknowledges that any plans that alter the exterior of the building must be approved by Trail Blades Property Owners Association, Inc. in accordance with a Declaration of Covenants and Restrictions of record affecting the Real Property. Landlord and Tenant will cooperate in obtaining any necessary approvals from Trail Blades Property Owners Association.

         7. Condition of the Premises. Landlord warrants that, to the best of its knowledge, there are no physical or legal conditions and/or impediments affecting the Premises that have the effect of impairing or prohibiting, in any way, Tenant's intended use of the Premises. Such referenced conditions include, but are not limited to, rights of any other party to the use or occupancy of the Premises, enacted, pending or proposed condemnation proceedings, subsurface soils conditions (which shall include, but not be limited to, percolating, leaking and/or pooling of hydrocarbon, nuclear, hazardous and/or toxic wastes, contaminants, pollutants and/or other effluent(s)), and current or proposed plans to alter access to the Premises from any surrounding public thoroughfares or private access ways.

         Tenant will not be liable and this Lease is not an assumption of liability for any subsurface soils conditions (which shall include, but not be limited to, percolating, leaking and/or pooling of hydrocarbon, nuclear, hazardous and/or toxic wastes, contaminants, pollutants and/or effluents) found on the Premises which are not the result of Tenant's activities on the Premises or Tenant's use of the Premises.

         8. Intentionally Omitted.

         9. Survey. Tenant shall order at Tenant's expense a survey of the Premises by a licensed surveyor which shall show the location, area, boundaries and dimensions of the Premises to be in conformity with the foregoing recitals, their relative locations with respect to the streets or highways in the vicinity of the Premises, the locations of all utility lines, the


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locations of any easements or reservations, the elevations of the comer and center points of the Premises and that there are no encroachments of any improvements adjoining the Premises.

         At any time after the execution of this Lease, Tenant (or its agents, representatives or designees) may enter upon the Premises to make a topographical survey, perform engineering studies, and to procure soil tests and make soil borings, conduct percolation and other soil and ground water tests (including, but not limited to, testing for hydrocarbons, hazardous wastes, toxic pollutants and other contaminants) to determine the suitability of the Premises for Tenant's use and proposed improvements. If any such survey, studies, tests or borings indicate conditions not satisfactory to Tenant for such proposed improvements or Tenant's contemplated use, then Tenant may, on or before the Closing Date, terminate this Lease and be forever fully released from any further liability.

         Landlord represents that all water, sanitary sewers, storm sewers, electric, gas and telephone facilities are available for connection at the property lines of the Premises.

         10. Improvements and Alterations. After completion of Tenant's initial improvements and subsequent to the Tenant's acquisition of all necessary Permits, Tenant shall have the right to alter or renovate the improvements that may then be existing upon the Premises and from time to time without Landlord's consent so long as such alteration or renovation improves the value of the Premises and does not reduce the square footage of the building.

         11. Title Insurance. Within thirty (30) days after the Effective Date of this Lease, Tenant shall order at Tenant's expense a commitment to issue an ALTA Leasehold Owner's Policy of Title Insurance or other evidence of tide acceptable to Tenant in an amount as determined by Tenant. Tenant reserves the right, to be exercised prior to the Closing Date, to approve all liens, encumbrances, easements, restrictions, reservations, rights and conditions of record. Failure of Landlord to cure any such objection or defect to the satisfaction of Tenant shall, at Tenant's sole election (which may be made at any time after said thirty (30) days), render this Lease null and void and of no force and effect, which in turn shall act to forever fully release Tenant from any and all liability and obligations thereafter arising out of or from this Lease.

         12. Covenant of Title and Quiet Enjoyment. Landlord covenants that for and during the Term of this Lease, and any Extensions thereof, Landlord will not cause or suffer anything to be done which will impair Tenant's leasehold interests and rights hereunder. Furthermore, Landlord shall defend Tenant in the enjoyment and peaceful possession of the Premises during the Term of this Lease and any Extensions thereof, and will indemnify Tenant against all damage and expense which Tenant may suffer by reason of any lien, encumbrance, restriction, or defect in the title or description herein of the Premises. If, at any time, Landlord's title or right to receive Rent(s) hereunder is (or are) disputed, or there is a change of ownership of Landlord's estate by act of the parties or operation of law, Tenant may withhold Rent(s) thereafter accruing until Tenant is furnished with satisfactory proof as to the party entitled thereto.

         13. Use of Demised Premises. Tenant may use the Premises for the purpose of conducting thereon the business of a CALIFORNIA PIZZA KITCHEN restaurant including the sale of beer, wine and spirits, and for incidental purposes related thereto, or for any other legally permissible business or commercial venture; provided, however, that Tenant shall not use the Premises in such a manner as to violate any applicable law, rule, ordinance or regulation of any governmental body (or any covenant of record as of the Effective Date of this Lease that runs with the Premises), Landlord represents and warrants that use as a CALIFORNIA PIZZA KITCHEN restaurant is not prohibited or limited by zoning or other restrictions. In the event use as a retail food outlet including the sale of beer, wine and spirits, or the then current use of the Premises is hereafter prohibited or restricted by any law, ordinance or order of any governmental authority (or any covenant of record that runs with the Premises), Tenant shall have the right to terminate this Lease by giving Landlord thirty
(30) days notice in writing, which if so chosen shall serve to forever fully release Tenant from any and all obligations thereafter arising out of or under this Lease.


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         Notwithstanding the foregoing, Tenant shall initially operate a restaurant and will not alter the use without Landlord's consent which will not be unreasonably withheld.

         In conducting the business herein, Tenant covenants to conform to all applicable laws, regulations and licensing requirements. Tenant agrees at its own expense, to maintain the Premises in a clean and sanitary condition at all times and to remove all garbage and trash from the Premises and sidewalks adjacent thereto.

         14.      Signs.

                  A) Tenant shall have the exclusive right, at its cost and expense, at any time and from time to time during the Term and any Extensions of the Lease, to erect, place and replace and/or maintain upon the Premises its identification, directional and other signs advertising the business of Tenant within the Premises, and to identify and control the operation of vehicular traffic upon and within the Premises, as well as any and all ingress thereto and egress therefrom, as shall be set forth in a signing program established by Tenant and approved by the duly constituted public authority having jurisdiction. Tenant shall have the right to make changes in such signs and/or signing program as may hereafter be implemented by Tenant, whether or not such changes are required by (but always with the express approval of) the duly constituted public authority.

                  B) Tenant shall be responsible for its own signs and shall pay for all electrical energy utilized in connection with the lighting of said signs installed by Tenant.

                  C) All of Tenant's signs shall at all times be and remain the property of Tenant and may be removed at Tenant's election, cost and expense at any time and from time to time, and/or at the expiration or other termination of the Term or any Extensions of this Lease.

                  D) Nothing herein contained shall restrict or prohibit Tenant from placing in or upon the walls, windows or any facia of the Premises any advertising materials, banners, flags, poles, and/or similarly related items, as well as its usual signs, logos, lettering, and notices normally installed in its restaurants, including but not limited to hours of operation, the name of other California Pizza Kitchen locations, announcement of grand opening, "coming soon" signs and "Now Hiring" signs, without the prior consent or approval of Landlord so long as Tenant first obtains any necessary approvals from the duly constituted public authority having jurisdiction.

         15. Taxes and Assessments. Tenant will pay all real estate taxes and assessments levied or assessed against the Premises during the Term and any Extensions thereof. Such taxes payable during the first and last years of this Lease shall be prorated based on the tax year of the taxing jurisdiction(s) and the number of days within that taxing period in which the Term shall have run. The term, "real estate taxes," as used herein, shall mean all "ad valorem" taxes (or taxes in lieu thereof) and assessments imposed or assessed upon or against the Premises by any appropriate municipality; provided that Landlord first documents to Tenant the actual use of the funds thereby obtained being applied to municipal services that typically are paid for through Premises tax revenues. Landlord will provide to Tenant, or its agent, real estate tax bills and assessments due on the Premises at least forty-five (45) days prior to the delinquency date. If any tax or assessment can be paid in installments to the taxing authority, Tenant may at its option elect to make such payments in installments rather than in a single payment. In the event the Premises is part of a larger parcel, Landlord shall make every effort to have Tenant's portion separately assessed. Landlord grants Tenant or its agent the right to protest to the governing authority any taxes or assessments it deems unreasonable or improper, and further agrees to do those acts Tenant may deem necessary (including, but not limited to, the execution of any documents and performance of any acts) in order to perfect these rights of protest all at Tenant's sole cost and expense.


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         If any such taxes are levied, or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

         16. Indemnity, Public Liability and Builders Risk. Tenant shall save Landlord harmless and indemnify Landlord from all injury, loss, claims or damages to any person or property while on the Demised Premises, unless caused by the negligence or default of Landlord, it employees, agents, licensees, or contractors. Tenant shall maintain, with respect to the Premises, Public Liability Insurance to afford protection to the limit of not less than a combined single limit of One Million and No/100 Dollars ($1,000,000.00) per occurrence in respect of personal injury or death and property damage, insuring Tenant against injury to persons or damage to property as herein provided and naming Landlord as an additional insured. This amount will be upwardly adjusted each five (5) years during the term of this Lease, to an amount reasonably determined by Tenant in accordance with sound commercial practice in Boca Raton, Florida. All such insurance may be carried under a blanket policy covering the Premises and any other stores and facilities of Tenant. A copy or a certificate of insurance shall be delivered to Landlord on or before the Commencement Date and no such policy shall be cancelable without thirty (30) days prior notice to Landlord.

         Tenant shall provide at all time during construction upon the Premises, including initial construction of the Premises prior to the term of this Lease, and during any alteration of the Premises, Builder's Risk Insurance with reasonable limits, and any such policy of insurance shall name Tenant as the insured thereunder and Landlord as an additional insured. Further, Tenant shall maintain at all times during the term of this Lease, Workmen's Compensation Insurance for the benefit of all employees entering upon the Premises as a result of or in connection with their employment by Tenant.

         17. Public Utilities. Tenant agrees to pay for all charges for utilities and services used by it on the Premises, including but not limited to gas, electricity, telephone, sanitary sewer, storm drainage, domestic water and fire protection water.

         18. Mechanic's Lien. Tenant agrees to keep the Premises free and clear of any lien or encumbrance of any kind whatsoever created by Tenant's act or omission. Likewise, Landlord agrees to keep the Premises free and clear of any lien or encumbrance of any kind whatsoever created by Landlord's act or omission, except as otherwise specifically provided herein.

         19. Subletting and Assignment. Tenant shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Premises, nor suffer or permit any person or corporation to use any part of the Premises without first obtaining the express prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to an assignment or sublet so long as the assignee or sublessee shall have a minimum net worth of Ten Million and No/100 Dollars ($10,000,000.00) and shall be of a use, character and reputation compatible with other owners within the Arvida Executive Center of which the Motor Inn is a part. Should Landlord consent to such assignment of this Lease, or to a sublease of all or any part of the Premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Landlord to promptly collect from any assignee or sublessee, or any extension of the time for the payment of such rents, shall release or relieve Tenant from its guaranty or obligation of payment of such rents.

         Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet the Premises or any part thereof to any corporation into which or with which Tenant merges or consolidates, and to any parent, subsidiary or affiliated corporation, including CPK Acquisition Corp., PepsiCo, Inc., any corporation which is under common control with Tenant, or pursuant to the sale to a single purchaser of all restaurants operated by Tenant in the State of Florida; provided that any such assignee shall deliver to Landlord, a copy of a document satisfactory to Landlord under which such assignee agrees to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed from and after the effective date of said assignment, and provided further, that Tenant shall remain completely liable under the Lease during the unexpired term.

         20. Condemnation. If Tenant's operation or use of the Premises is prevented, obstructed, limited or impaired, in whole or in part, by any act or omission of any govern mental authority (or becomes illegal) and such condition continues for thirty (30) days; or, if such operation or use is at any time materially impaired by the closing, relocation, alteration, or improvement of any street or parking area adjoining the Premises; (by any governmental authority and such condition continues for thirty (30) days or more) or, if all of the Premises is condemned for public or quasi-public use, Tenant may terminate this Lease by giving Landlord at least thirty (30) days written notice thereof and, if so terminated, shall be forever fully released from any and all obligations thereafter arising out of or as a result of this Lease. In the event Tenant does not exercise its right to terminate this Lease, the rent shall be reduced proportionately to the resulting loss of business as determined by Tenant and Landlord in their good faith business judgment.

         The Proceeds of any condemnation award shall be divided between Landlord and Tenant in accordance with the applicable laws of the state in which the Premises is situated and as their respective interest may appear.

         In the event of a partial taking which permits the Premises to be used for the purposes contemplated in this Lease, the Landlord reserves unto itself, and the Tenant assigns to Landlord, all right to damages and awards accruing on account of any part of the Premises, or by reason of any act of any public or quasi-public authority for which damages and awards are payable. Landlord agrees to restore the Premises to a condition substantially similar to that which existed prior to Tenant's finishing and furnishing. To the extent Tenant's fixtures, furnishings and equipment are included, Landlord assigns to Tenant any and all claims for such finishing, furnishings and equipment.

         In the event of a complete taking, which shall be defined as a taking which prevents the use of the Premises for the purposes contemplated in this Lease, all right to damages accruing on account of the taking shall be disbursed according to the following priority:

         A. To the Landlord for its land value;

         B. To the Tenant for its furnishings, fixtures and equipment; and

         C. The balance to the Landlord and Tenant based upon its percentage contribution in the construction and improvement of the Premises.

         In the event the condemning authority does not separately determine a land value, after request from Landlord, then Landlord shall select an M.A.I. appraiser to value the land as if no improvements were erected thereon. If Tenant does not accept such appraisal, then Tenant shall select its own M.A.I. appraiser to value the land under the same criteria. If Landlord does not accept Tenant's appraisal, then the two (2) appraisers shall select a third (3rd) M.A.I. appraiser who shall value the land under the same criteria. The average of the three (3) appraisals shall determine the land value. Each party shall bear its own costs with respect to the appraisers and the cost of the third
(3rd) appraiser shall be shared equally between the parties.

         In the event a fee mortgage is placed on the Premises, the fee mortgagee shall be paid from the Landlord's share of damages. In the event the Landlord's share is not adequate, then the Tenant's share may be used to make up the difference. In the event that the mortgage encumbers more than the Premises, the amount due the fee mortgagee under condemnation shall be separately allocable for the Premises, if such is permitted by the mortgagee.

         To the extent Tenant's fixtures, furnishings and equipment are included, Landlord assigns to Tenant any and all claims for such finishing, furnishings and equipment.

         Tenant agrees to execute such instruments of assignment as may be required by Landlord, to join with Landlord in any petition for the recovery of damages, if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding which may be due Landlord.

         21. Holding Over. Any holding over after the expiration of the Term or any Extensions of this lease, with or without the consent of Landlord, shall be construed to be a tenancy from month to month on the same terms and conditions as herein specified, so far as applicable, and at the rental provided for herein.

         22. Exclusive. Landlord agrees, during the Term of this Lease and any Extensions thereof, to hold any land now or hereafter owned or controlled by Landlord within a radius of one (1) mile of the Premises subject to the following restrictions for the benefit of Tenant: (i) that no part of such land shall be leased or used for a food outlet selling pasta or pizza; and (ii) no improvements shall be erected on such land which will interfere with Tenant's restaurant or the visibility of Tenant's signs to approaching automobile traffic traveling on adjoining highways or streets. Landlord agrees to execute a Declaration of Restrictive Covenant in the recordable form attached hereto as Exhibit "D".

         23. Short Form of Lease. A short form or Memorandum of this Lease, in a form and content that shall be acceptable to Tenant, shall be fully executed by the parties within ten (10) days of presentation to Landlord, and recorded by the Tenant with the County Recorder in the county wherein the Premises is located.

         24. Destruction. In case the Premises or the building or buildings situated thereon shall, at any time during the Term of this Lease, be damaged by fire, flood, tornado, by the elements, or otherwise, Tenant shall, at Tenant's expense, repair said damage and restore the Premises and such buildings to their previous or like condition; provided, however, that in the event that the damage shall occur during the last three (3) years or the Term or during any Extension thereof and be such as to make it impractical or economically unreasonable to so reconstruct, or to conduct the normal operation of business thereon, this Lease shall thereupon cease and expire at the sole election of Tenant, as if the actual expiration of the Term of this Lease (or any Extensions thereof) had in fact occurred.

             A. Fire Insurance. Tenant shall, at its sole expense, but for the mutual benefit of the Landlord, Landlord's mortgagee and Tenant, as their interests may appear, naming Landlord as additional insured, maintain fire and extended coverage insurance on all buildings and improvements that are placed or built upon the Premises. The amount of such insurance shall not be less than the replacement cost of said buildings minus the cost of excavation, footings an foundations for said buildings. All insurance maintained by Tenant shall provide that no cancellation, reduction or other material changes therein shall be effective until at least thirty (30) days after mailing of written notice thereof to Landlord. Certificates of all insurance to be provided by Tenant shall be delivered to Landlord. Any insurance to be provided by Tenant may be carried under any blanket insurance policies of Tenant, and in such event an appropriate certificate evidencing such coverage shall be delivered to Landlord and Landlord's mortgagee, if any.

             B. Insurance Proceeds. In the event of any damage to or destruction of the Premises, and whether or not Tenant terminates this Lease in accordance with this provision, Tenant shall adjust the loss and settle all claims with the insurance companies issuing such policies and shall apply the proceeds to the reconstruction of the improvements to a condition of equal or greater value prior to the casualty, with any excess being paid to Tenant.

         25. Default by Tenant. In the event Tenant shall fail (a) to make any rental or other payment due hereunder within fifteen days of receipt of written notice from Landlord to Tenant, or (b) be adjudged bankrupt, or make an assignment for the benefit of its creditors, or (c) have its leasehold estate taken upon execution against Tenant, or (d) abandon the Premises during the term hereof, or (e) breach or fail to perform any of the agreements herein other than the agreement to pay rent, and shall fail to commence curing such agreements within thirty (30) days after written notice from Landlord, then Landlord and shall use due diligence in completing the same, in any such event(s), shall have the option, after use of appropriate summary process to:

             A. Terminate this Lease, resume possession of the Premises for its own account and recover from Tenant at the time each payment of rent becomes due under this Lease, the difference between the rent for which provision is made in this Lease and fair rental value of the Premises for such period, together with any other damage occasioned by or resulting from the abandonment or a breach or default, other than a default in the payment of rent;

             B. Resume possession and re-lease or re-rent the Premises for the remainder of the Lease term for the account of Tenant and recover from Tenant, at the end of the Lease term of at the time each payment of rent becomes due under this Lease, as the Landlord may elect, the difference between the rent for which provision is made in this Lease and the rent received on the re-leasing or re-renting, together with all costs and expenses of Landlord in connection with re-leasing or re-rental and collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the re-leasing or re-rental, and if the option is exercised, Landlord shall, in addition, be entitled to recover from Tenant immediately any other damages occasioned by or resulting from the abandonment or a breach or default other than a default in the payment of rent.

         The remedies for which provision is made in this Article 25 shall not be exclusive, and in addition thereto, Landlord may pursue such other remedies as are provided by law in the event of any breach, default or abandonment by Tenant. Any and all sums due under this Lease from Tenant to Landlord and not paid on the due date shall bear interest from the due date at the maximum rate permitted by law.

         26.      Subordination.

                  A) If all or any portion of the Premises is now or hereafter made subject to a lien, charge or encumbrance, Landlord shall, at its sole cost and expense, obtain from the said holder an agreement (hereinafter referred to as "Non-Disturbance Agreement"), in recordable form and in a form and content satisfactory F.O. Tenant, providing that said holder shall recognize all of Tenant's rights, benefits and privileges provided in this Lease, and also covenanting that so long as Tenant is not in default hereunder, Tenant's possession and use of the Premises and the exercise of its rights hereunder shall not be disturbed. Landlord shall deliver to Tenant such Subordination Agreement or Non-Disturbance Agreement contemporaneously with the execution of this Lease as to all existing liens, charges or encumbrances, and prior to Tenant's obligation to execute any documents related to a Non-Disturbance Agreement as to any future liens, charges or encumbrances to be placed on the Premises by Landlord.

                  B) Provided that Tenant shall have previously received a Subordination or Non-Disturbance Agreement from the requesting party or entity, at the written request of the Landlord or any lender encumbering the Premises (and receipt of the same by Tenant) Tenant shall execute and deliver in recordable form a Subordination Agreement subordinating Tenant's leasehold estate and all of its rights hereunder to the lien of any deed of trust or mortgage securing the repayment of such loan, as long as such document does not modify or change the terms and conditions of the Lease.

                  C) As a precondition to Tenant executing any Estoppel Certificate, Attornment Agreement or any other document which will alter (or has the potential of altering) its interest in this Lease or in the use or occupancy of the Premises, Tenant shall be entitled to receive a recordable Non-Disturbance Agreement in a form and content acceptable to it.

         In the event Landlord is unable to obtain said Non-Disturbance Agreement in any of the situations identified above, Tenant shall have the option to terminate this Lease and, by so doing, Landlord hereby forever fully releases Tenant from any and all obligations thereafter arising out of or in relation to this Lease.

         27. Waiver. Landlord's or Tenant's failure to take advantage of any default under, or breach of any term, covenant, condition or agreement of this Lease on the part of Tenant or Landlord to be performed, shall not be (or be construed to be) a waiver thereof, nor shall any custom or practice which may grow between the parties in the course of administering this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord of any term, covenant, condition or agreement hereof, or to exercise any rights given to either of them on account of any such default or breach. Waiver of a particular default under or breach of any term, covenant, condition or agreement of this Lease, or any leniency shown by Landlord or Tenant in respect thereto, shall not be construed as, or constitute, a waiver of any other or subsequent defaults under this Lease, or breach of any other term, covenant, condition or agreement of this Lease, or a waiver of the right of either party to proceed against the other for the same or any other or subsequent default under or breach of any other term, covenant, condition or agreement of, this Lease. The payment and acceptance of Rent(s) hereunder shall not be, nor be construed to be, a waiver of any default under, or breach of, any term, covenant, condition or agreement of this Lease, other than the failure of Tenant to pay the particular Rent(s) so accepted.

         28. Excusable Delays. As used in this Lease, the term "Excusable Delays" or "Excusable Delay" shall mean any acts of force majeure, including, but not limited to, the prevention, delay, or stoppage encountered by either party hereto due to fire or other casualty, bad weather, strikes or labor disputes (over which said party has no direct or indirect bearing in the resolution thereof, or, if either party hereto does have said bearing, said dispute occurs despite either party's attempt to resolve same via good faith bargaining) directly affecting the performance of the party's obligations under this Lease, or acts of God, acts of the public enemy or other hostile governmental action, civil commotion, governmental restrictions, regulations or controls of the party obligated to perform (or of its contractors or subcontractors). In the event of any Excusable Delays, the Excusable Delay shall serve to extend performance by such party for a period of time equal to such prevention, delay or stoppage, unless a shorter period is specifically provided for in this Lease. However, in no event will an Excusable Delay extend or delay Tenant's obligation to pay Rent hereunder.

         29. Attorney's Fees. In the event that Landlord or Tenant commences an action to enforce any of the provisions of this Lease, the prevailing party (as is determined by a judgment in favor of one party or the other) shall be entitled to recover from the other, as additional costs, its reasonable attorney's fees and costs incurred in connection with such action.

         30. Notices. All notices and demands of any kind which Landlord or Tenant may require to be served upon the other shall be given by depositing one copy of same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows, or by personal delivery or a national overnight delivery service:

         To Landlord:     c/o Russ Weaver
                          P.O. Box 328
                          Catawba, NC 28609

         To Tenant:       CALIFORNIA PIZZA KITCHEN, INC.
                          1640 S. Sepulveda Boulevard, Suite 200
                          Los Angeles, California 90025

         The place to which said notices shall be sent may be changed by written notice given as herein above provided. All such mailed notices shall become effective on the third (3rd) day after the date of postmark. Personally delivered notices shall become effective immediately upon delivery.

         31. Removal of Fixtures and Personal Property. At any time during or at the expiration or other termination of the Term of this Lease, or any Extensions thereof, Tenant shall have the absolute and unrestricted right to remove from the Premises any or all trademark items, trade fixtures, equipment (including without limitation audiovisual units, walk-up audiovisual units, signs, safes, kitchen machines, utensils and equipment, counterlines and removable partitions), furniture and other personal property installed or paid for by Tenant, howsoever affixed to the Premises. At Landlord's request, Tenant shall repair any material damage to the Premises resulting from the removal of such trade fixtures.

         If said trademark items, trade fixtures, equipment, furniture and other personal property are not removed within thirty (30) working days after the expiration or other termination of the Lease, subject to any Excusable Delays as defined in Section 28 (EXCUSABLE DELAYS), title thereto shall automatically vest in Landlord.

         32. Complete Agreement. It is expressly agreed that this Lease contains all the terms, covenants, conditions and agreements of the parties hereto relating in any manner to the rental, use and occupancy of the Premises, and that no prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and that the terms, covenants, conditions and agreements of this Lease cannot be altered, changed or modified or added to except in writing and signed by the parties hereto.

         33. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision of this Lease.

         34. Section Headings. The section headings in this Lease are for the purpose of convenience and heading only, and the words contained therein shall in no way be held to explain, modify or aid in the interpretation, construction or the meaning of the provisions thereof.

         35. Landlord's Actions. Landlord shall act diligently, and in good faith, to do all acts and sign all documentation (including, but not limited to, providing Tenant with Landlord's Federal Taxpayer Identification Number in the space provided below), as is necessary to effectuate the intent and purpose of this Lease. In the event Tenant is required to obtain Landlord's consent, determination or approval, such consent, determination or approval will not be unreasonably withheld or delayed.

         36. Brokers. Landlord and Tenant each represent and warrant to the other that no broker has been engaged by it in connection with the transaction contemplated hereby. Tenant acknowledges that Mr. Sam Calloway of Arvida Realty initially showed the property to Mr. Robert Chais of California Pizza Kitchen, Inc. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all cost, expense, or liability that may result from this showing. Landlord and Tenant shall indemnify, defend and hold the other harmless from and against any and all costs, expenses, or liability that may result from a breach of these representations and warranties.

         37. Grant of Easement and Right to Use. At all times during the initial term of this Lease and during any extension thereof, Landlord shall continuously and without interruption make available, and hereby grants and demises to Tenant and Tenant's successors and assigns, a non-exclusive easement and the right for Tenant and its subtenants, in common with Landlord and all persons, firms and corporations conducting business within the Arvida Executive Center and their respective customers, guests, licensees, invitees, subtenants, employees and agents to use the common areas of the Arvida Executive Center including automobile parking areas, pedestrian and vehicular accesses, sidewalks and passageways and ingress and egress areas (which parking and common areas are herein collectively referred to as "Common Area") for ingress, egress, parking and all purposes for which such areas would customarily be utilized.

         Tenant acknowledges that the Premises are located within the Arvida Executive Center and are subject to that certain Declaration of Covenants and Restrictions and as may be from time to time amended. Landlord agrees that it shall not consent to any amendment to such Declaration which shall limit the use contemplated by Tenant under the terms of this Lease. Tenant acknowledges receipt of such Declaration and agrees to comply with all applicable rules and regulations as provided for and as may be provided for therein. Landlord agrees to provide notice to Tenant of any rules and regulations which may be promulgated. Tenant shall pay its prorata share of all assessments due to Trail Blades Property Owner's Association, Inc. Tenant's occupancy of the Premises shall in no manner divest Landlord of any voting rights it holds as Owner of the Premises.

         IN WITNESS WHEREOF, the parties have caused this Lease to be signed in duplicate original as of the day and date first set forth above.

LANDLORD:                        TENANT:

                                 CALIFORNIA PIZZA KITCHEN, INC.

By:    /s/ Anna M. Erwin         By:     /s/  Neal Rosenfield
       ----------------------            --------------------------------------
Title: General Partner           Title:  Vice-President Real Estate Development
       ----------------------            --------------------------------------
Date:  April 7, 1993             Date:   March 31, 1993
       ----------------------            --------------------------------------

Federal Taxpayer Identification
Number:     31-0966987

                                    EXHIBIT A


A parcel of land lying in part of Parcel B, Arvida Executive Center - Plat No. 2, Boca Raton, Florida, as recorded in Plat Book 39, Page 188, Public Records of Palm Beach County, Florida, being more particularly described as follows:

Commencing at the Permanent Reference Monument marking the intersection of the West line of said Parcel B with the North right of way line of Executive Center Circle Northwest as shown on the above mentioned Plat; thence North 89(degree) 42' 24" East (bearings shown are based on the West line of the Southeast one-quarter of Section 14, Township 47 South, Range 42 East bearings South 00(degree) 06' 17" West), a distance of 135.00 feet to the Point of Beginning of this description; thence North 00(degree) 17' 36" West, a distance of 65.30 feet; thence South 89(degree) 42' 24" West, a distance of 14.50 feet to the beginning of a curve concave to the Northeast having a radius of 3.00 feet and a central angle of 90(degree) 00' 00"; thence Westerly, North westerly and Northerly along the arc of said curve, a distance of 4.71 feet; thence North 00(degree) 17' 36" West, along the tangent to said curve, a distance of 4.00 feet to the beginning of a curve concave to the Southwest having a radius of
3.00 feet and a central angle of 90(degree) 00' 00"; thence Northerly, Northeasterly and Easterly along the arc of said curve, a distance of 4.71 feet; thence North 89(degree) 42' 24" East along the tangent to said curve, a distance of 14.50 feet; thence North 00(degree) 17' 36" West, a distance of 82.00 feet; thence South 89(degree) 42' 24" West, a distance of 14.50 feet to the beginning of a curve concave to the Northeast having a radius of 3.00 feet and a central angle of 115(degree) 00' 28"; thence Westerly, Northwesterly and Northerly along the arc of said curve, a distance of 6.02 feet to a point of compound curvature; thence Northeasterly and Easterly along the arc of a curve concave to the Southeast having a radius of 19.00 feet and a central angle of 64(degree) 59' 32", a distance of 21.55 feet; thence North 89(degree) 42' 24" East along the tangent to said curve, a distance of 7.00 feet to the beginning of a curve concave to the Southwest having a radius of 3.00 feet and a central angle of 90(degree) 00' 00"; thence Easterly, Southeasterly and Southerly along the arc of said curve, a distance of 4.71 feet; thence South 00(degree) 17' 36" East along the tangent to said curve, a distance of 14.50 feet; thence North 89(degree) 42' 24" East, a distance of 72.00 feet; thence North 00(degree) 17' 36" West, a distance of 14.50 feet to the beginning of a curve concave to the Southeast having a radius of 3.00 feet and a central angle of 90(degree) 00' 00"; thence Northerly, Northeasterly and Easterly along the arc of said curve, a distance of 4.71 feet; thence North 89(degree) 42' 24" East along the tangent to said curve, a distance of 48.00 feet to the beginning of a curve concave to the Southwest having a radius of 19.00 feet and a central angle of 64(degree) 59' 32"; thence Easterly and Southeasterly along the arc of said curve, a distance of 21.55 feet to a point of compound curvature; thence Southeasterly, Southerly, Southwesterly and Westerly along the arc of a curve concave to the Northwest having a radius of 3.00 feet and a central angle of 115(degree) 00' 28", a distance of 6.02 feet; thence South 89(degree) 42' 24" West along the tangent to said curve, a distance of 14.50 feet; thence South 00(degree) 17' 36" East, a distance of 102.00 feet; thence North 89(degree) 42' 24" East, a distance of
14.50 feet to the beginning of a curve concave to the Southwest having a radius of 3.00 feet and a central angle of 90(degree) 00' 00"; thence Easterly, Southeasterly and Southerly along the arc of said curve, a distance of 4.71 feet; thence South 00(degree) 17' 36" East along the tangent to said curve, a distance of 4.00 feet to the beginning of a curve concave to the Northwest having a radius of 3.00 feet and a central angle of 90(degree).

                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE ("Amendment"), dated as of April 29, 1993, hereby amends that certain Standard Form Ground Lease Agreement ("Lease") dated April 7, 1993, by and between ERWIN AND ERWIN, an Ohio limited partnership, as Landlord, and CALIFORNIA PIZZA KITCHEN, INC., a California corporation, as Tenant, with respect to certain premises located in Boca Raton, Florida ("Premises"), as follows:

1. Maintenance and Repairs. Tenant covenants and agrees, at its sole cost and expense, at all times during the term and any extensions of the Lease, to maintain and keep the Premises in an orderly condition and in a state of good repair, excepting normal wear and tear.

2. Effect. Except as set forth above, the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date set forth above.

LANDLORD:                       TENANT:

ERWIN AND ERWIN,                CALIFORNIA PIZZA KITCHEN, INC.,
an Ohio limited partnership     a California corporation

By:  /s/  Anna M Erwin          By:    /s/ Neal Rosenfield
       ----------------------          --------------------------------------
Title: General Partner          Title: Vice-President Real Estate Development
                                       --------------------------------------
Date:  May 5, 1993              Date:  May 10, 1993
       ----------------------          --------------------------------------

                            SECOND AMENDMENT TO LEASE



         THIS SECOND AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 19th day of February, 1998 ("Amendment Effective Date"), by and between ERWIN AND ERWIN, an Ohio limited partnership ("Landlord") , whose address is c/o Russ Weaver, 104 4th Avenue SW, Catawba, NC 28609 (or P.O. Box 328, Catawba, NC 28609), and JERRY'S FAMOUS DELI, INC., a California corporation ("Tenant"), whose address is 12711 Ventura Boulevard, Suite 400, Studio City, California 91604, Attention: Isaac Starkman.

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant, are landlord and tenant, respectively, pursuant to that certain Standard Form Ground Lease dated as of April 7, 1993, containing 14 pages plus Exhibits A, B, C and D (collectively, the "Original Lease"), originally by and between Landlord and Tenant's predecessor-in-interest, California Pizza Kitchen, Inc., a California corporation ("CPK"), as amended by First Amendment to Lease between Landlord and CPK last signed May 10, 1993 ("First Amendment"), and as assigned by CPK to Tenant by Assignment and Assumption Agreement, Landlord's Consent and Release of Assignor of even date herewith ("Assignment") [the original Lease, as amended by the First Amendment and as assigned pursuant to the Assignment, may be collectively referenced as the "Lease"], respecting certain premises located in the "Arvida Executive Center", City of Boca Raton, Palm Beach County, Florida described on Exhibit A to the Original Lease ("Premises") and having an address of 2006 N.W. Executive Drive, Boca Raton, Florida 33432; and

         WHEREAS, the Lease expires by its terms on May 13, 2013, subject to two
(2) five (5) year renewal options; and

         WHEREAS, the parties hereto wish to modify the Lease, subject to and in accordance with the terms, provisions and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the sum of TEN ($10.00) DOLLARS, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. RECITALS: The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. MODIFICATIONS TO LEASE: Landlord and Tenant hereby agree to modify the following referenced sections of the Lease, as of the Amendment Effective Date, as follows:

                  4. Extensions. Section 4 of the original Lease is hereby amended by the replacement of the words "two (2)" with the words "five
         (5)", so that Tenant shall have five (5) renewal options of five (5) years each.

                  5. Minimum Annual Rental.

                     a. Section 5a of the original Lease shall be of no further force or effect.

                     b. Section 5b of the original Lease shall be of no further force or effect.

                     c. Section 5c of the Original Lease shall be deleted in its entirety and replaced as follows:

                  Commencing as of January 1, 1999, the Minimum Annual Rental shall be adjusted annually on the basis of seventy-five (75%) percent of any increase in the cost of living as reported in the Consumer Price Index for All Urban Consumers (1967 = 100), "All Items" (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor between the level in effect on January 1, 1998 (the "Base Level") and the level in effect on the first day of each Lease Year thereafter (the "Adjustment Level"). The Minimum Rental shall be Two Hundred Thirty Thousand ($230,000) Dollars plus seventy-five (75%) percent of the difference of the product of Two Hundred Thirty Thousand ($230,000) Dollars multiplied by a fraction, the numerator of which is the Adjustment Level and denominator of which is the Base Level less Two Hundred Thirty Thousand ($230,000) Dollars. Stated as a mathematical formula, the Minimum Annual Rental as of the Amendment Effective Date shall be computed as follows;

    $230,000 + [75% x ([$230,000 x Adjustment Level/Base Level] - $230,000)]

                  Notwithstanding anything to the contrary, no annual increase shall exceed three (3k) percent over the prior Lease Year.

                     d. Section 5d of the original Lease shall be deleted in its entirety and replaced as follows:

                  Commencing as of the twenty-first (21st) Lease Year (so long as the applicable Extension(s) are exercised), the Minimum Annual Rental shall be adjusted annually on the basis of ninety (90%) percent of any increase in the cost of living as reported in the Consumer Price Index for All Urban Consumers (1967 = 100), "All Items" (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor between the level in effect on January 1, 1998 (the "Base Level") and the level in effect on the first day of the twenty-first (21st) Lease Year and each Lease Year thereafter during the applicable Extension period (the "Adjustment Level"). The Minimum Rental shall be Two Hundred Thirty Thousand ($230,000) Dollars plus ninety (90%) percent of the difference of the product of Two Hundred Thirty Thousand ($230,000) Dollars multiplied by a fraction, the numerator of which is the Adjustment Level and denominator of which is the Base Level less Two Hundred Thirty Thousand ($230,000) Dollars. Stated as a mathematical formula, the Minimum Annual Rental after the twentieth Lease Year shall be computed as follows:

    $230,000 + [90% x ([$230,000 x Adjustment Level/Base Level] - $230,000)]

                  Notwithstanding anything to the contrary, no annual increase shall exceed three (3%) percent over the prior Lease Year.

                     e. Section 5e of the Original Lease shall be deleted in its entirety.

                     f. Section 5f of the original Lease shall be modified by deleting all parts thereof prior to subpart (1) thereof, and replacing the same as follows:

                  Commencing as of the Amendment Effective Date, if the amount equal to three (3%) percent of Tenant's Gross Sales (as defined below), during any Lease Year exceeds the Minimum Annual Rental for such Lease Year, Tenant shall pay Landlord the amount of such excess, plus applicable sales tax, for the first $10,000,000 of Gross Sales and two and one-half (2 1/2%) percent of all Gross Sales over $10,000,000, plus applicable sales tax. Tenant's Gross Sales shall be reported on an annual basis within sixty (60) days after the end of each Lease Year, and percentage rent, if any, shall be paid at the time such annual statements are rendered by Tenant, along with applicable sales taxes.

                     9. Survey. Section 9 of the Original Lease is hereby amended by the deletion of the last sentence in the second to last paragraph thereof.

                     10. Improvements and Alterations. Without limiting Tenant's rights pursuant to Section 10 of the Original Lease (and it being recognized that Tenant's initial improvements have already been completed), Tenant shall be permitted, without Landlord's consent, to make any non-structural alterations and/or improvements up to $100,000 per alteration or improvement, at any time and from time to time.

                     11. Title Insurance. Section 11 of the original Lease shall be of no further force or effect.

                     13. Use of Demised Premises. Section 13 and other applicable provisions of the Original Lease shall be modified as follows: (i) the use and any and all related clauses contained in the Lease (including without limitation, those pertaining to construction, signage, alterations, operation, etc.) are hereby modified to allow Tenant (and its successors or assigns), without Landlord's consent but subject to applicable laws and any deed restrictions existing as of the Amendment Effective Date, to construct, identify, develop and operate, at any time and from time to time, a "Jerry's Famous Deli", "Rascal House" or other restaurant and/or other lawful purpose; and (ii) all references to CPK (or "California Pizza Kitchen") contained in the Lease shall be modified to refer to Tenant, unless the context clearly otherwise requires; and (iii) the second to last paragraph of Section 13 of the original Lease is hereby deleted in its entirety.

                     15. Taxes and Assessments. Section 15 of the Original Lease is clarified to provide that Tenant shall be obligated to pay to Landlord sales tax on all amounts paid to or on behalf of Landlord (including all taxes and assessments), as required by Florida law. Landlord shall timely remit all such sales taxes to the State of Florida, Department of Revenue.

                     22. Exclusive. Section 22 of the Original Lease is hereby modified by the addition of the following words at the end of subpart
         (i) thereof: "or any other 'non-tablecloth restaurant'".

                     24. Destruction.

                         C. Subpart C is hereby added as follows:

                     C. Other Insurance. Tenant, at its sole expense, but for the mutual benefit of the Landlord, Landlord's mortgagee and Tenant, as their interests may appear, naming Landlord as loss payee, shall maintain General Liability in the amount of $2,000,000 with $1,000,000.00 for each occurrence. Tenant shall also maintain Liquor Liability in the like amount.

                     25. Default by Tenant.

                          B. The last sentence of Subpart B is hereby modified by the addition of the following words at the end thereof "unless Tenant pays the same within ten (10) days after written notice that the same is past due".

                          C. Subpart C is hereby added as follows:

                     C. If any payment due hereunder is not made within ten (10) days after written notice of past due, Tenant shall pay to Landlord a late charge equal to one (1%) percent of any such late payment.

                    46. Right of First Refusal. Section 46 is hereby added as follows:

                    In the event Landlord decides to sell the Premises, it shall notify Tenant of its intent along with the expected sale price. If Tenant at such time does not desire to purchase the Premises, then Landlord shall offer it to other parties. Upon receiving a bona fide offer to purchase from a third party, Tenant shall have the right of first refusal to purchase the Premises on the same price, terms and conditions as the acceptable offer. To exercise such right, Tenant shall be obligated to forward an offer to purchase with a ten percent (10%) deposit within twenty (20) business days and close the purchase no later than the time for closing set forth in such offer. Should the Tenant fail to exercise this right of first refusal, or fail to close in a timely manner, all of the rights of Tenant in this Section 46 shall be null and void and of no further effect. Notwithstanding the foregoing, if the proposed sale is not completed within the time contained in the purchaser's offer, upon the terms and conditions contained in such offer, then Tenant's right of first refusal under this Section shall be fully restored and reinstated as if such offer had never been made.

         3. BROKERS: Landlord and Tenant each represent and warrant to the other that no broker has been engaged by it in connection with the transaction contemplated hereby. Landlord and Tenant each shall protect, defend, indemnify and hold the other harmless from and against any claim made by a broker for a commission claiming by, through or under such party. Notwithstanding the foregoing, (i) Tenant has advised Landlord that it has dealt with Sam Callaway of Greenfield Katz Properties, Inc. ("Disclosed Broker") , and
(ii) any commission due Disclosed Broker shall be paid by CPK.

         4. MISCELLANEOUS: (i) The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; (ii) the Lease, together with this Amendment, constitutes the entire understanding between the parties in respect to the Premises, and the Lease has not been modified or amended, except by this Amendment; (iii) Tenant shall not be liable for any default accruing under the Lease prior to the Amendment Effective Date; (iv) Landlord represents to Tenant that (a) Landlord owns and holds the fee simple interest in and to the Premises, free and clear of any and all mortgages, deeds of trust, liens, claims and encumbrances of whatsoever kind and nature, and (b) the person executing this agreement on behalf of Landlord has full right, power and authority so to do, and the same constitutes the legal, valid and binding obligation of Landlord fully enforceable in accordance with the terms hereof.

         5. RATIFICATION: Except as hereby modified, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their terms. All terms used in this Amendment which are defined in the Lease shall have the meanings ascribed to them in the Lease, unless the context clearly otherwise requires.

         6. MEMORANDUM OF LEASE: Simultaneously herewith, Landlord and Tenant shall execute and deliver a memorandum of the Lease, as modified hereby, in form and substance reasonably satisfactory to Landlord and Tenant ("Memorandum of Lease"). Tenant, at its expense, may record the Memorandum among the Public Records of Palm Beach County, Florida.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESSES:                                           LANDLORD:

                                                     ERWIN AND ERWIN,
                                                     an Ohio limited partnership
-------------------------------

                                                     By: /s/ Russ Weaver
-------------------------------                          ----------------------
                                                         Russ Weaver,
                                                         General Partner

                                                     TENANT:

                                                     JERRY'S FAMOUS DELI, INC.,
                                                     a California corporation
-------------------------------

                                                     By: /s/ Isaac Starkman
-------------------------------                          ----------------------